As filed with the Securities and Exchange Commission on March 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1476348
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2656 State Street

Carlsbad, California 92008

(619) 728-4760

(Address of Principal Executive Offices)

TYRA BIOSCIENCES, INC. 2021 INCENTIVE AWARD PLAN

TYRA BIOSCIENCES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Todd Harris, Ph.D.

President and Chief Executive Officer

Tyra Biosciences, Inc.

2656 State Street

Carlsbad, California 92008

(619) 728-4760

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew T. Bush

Cheston J. Larson

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 7,000,000 shares of common stock of Tyra Biosciences, Inc. (the “Registrant”) for issuance under the Tyra Biosciences, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 2,000,000 shares of common stock of the Registrant for issuance under the Tyra Biosciences, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to their respective terms. In accordance with Instruction E to Form S-8, the contents of the previously filed Form S-8 Registration Statement No. 333-259560 relating to shares of common stock issuable pursuant to the 2021 Plan and the ESPP are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Tyra Biosciences, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)

The Company’s latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s fiscal year ended December 31, 2023 as filed with the SEC on March 19, 2024;

(b)	The Company’s Current Reports on Form 8-K filed with the SEC on February 1, 2024 and February 5, 2024 (excluding “furnished” and not “filed” information); and

(c)

The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-40800), filed by the Registrant with the SEC under Section 12(b) of Exchange Act, on September 10, 2021, as updated by Exhibit  4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	10-K	001-40800	3.1	3/22/2023

3.2	Amended and Restated Bylaws	8-K	001-40800	3.1	10/26/2023

4.1	Specimen stock certificate evidencing the shares of common stock	S-1	333-258970	4.1	8/20/2021

5.1	Opinion of Latham & Watkins LLP					X

10.1	Tyra Biosciences, Inc. 2021 Incentive Award Plan and form of stock option agreement and restricted stock unit agreement thereunder	S-1/A	333-258970	10.2	9/9/2021

10.2	Tyra Biosciences, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-258970	10.3	9/9/2021

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 19, 2024.

TYRA BIOSCIENCES, INC.

By:	/s/ Todd Harris, Ph.D.
Todd Harris, Ph.D.
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Todd Harris, Ph.D. and Alan Fuhrman and each of them singly (with full power to each of them to act alone), his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Harris, Ph.D.
Todd Harris, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 19, 2024

/s/ Alan Fuhrman
Alan Fuhrman	Chief Financial Officer (principal financial and accounting officer)	March 19, 2024

/s/ Isan Chen, M.D.
Isan Chen, M.D.	Director	March 19, 2024

/s/ Gilla Kaplan, Ph.D.
Gilla Kaplan, Ph.D.	Director	March 19, 2024

/s/ Nina Kjellson
Nina Kjellson	Director	March 19, 2024

/s/ Melissa McCracken, Ph.D.
Melissa McCracken, Ph.D.	Director	March 19, 2024

/s/ Robert More
Robert More	Director	March 19, 2024

/s/ Jake Simson, Ph.D.
Jake Simson, Ph.D.	Director	March 19, 2024

/s/ Siddarth Subramony, Ph.D.
Siddarth Subramony, Ph.D.	Director	March 19, 2024

/s/ Rehan Verjee
Rehan Verjee	Director	March 19, 2024